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                              CONTACT:   OFFICE OF THE CHAIRMAN, GRACE A. KEENE


                            NATIONAL BEVERAGE CORP.
                                     ELECTS
                                 NEW PRESIDENT


FT. LAUDERDALE, FL, OCTOBER 1, 2002...ON FRIDAY, SEPTEMBER 27, 2002, AT THE NATIONAL BEVERAGE CORP. (AMEX: FIZ) BOARD MEETING FOLLOWING ITS ANNUAL SHAREHOLDERS MEETING, MR. JOSEPH G. CAPORELLA WAS ELECTED TO THE POSITION OF PRESIDENT.

"JOE JOINED THE COMPANY IN SEPTEMBER 1988 AND, UNDER THE STEWARDSHIP OF MIKE PEREZ, STAN SHERIDAN, ED KNECHT, DENNIS THOMPSON AND MANY OTHERS, GOT HIS 'WINGS' AS A SOFT DRINK COMMANDER," STATED COMPANY SPOKESPERSON, GRACE A. KEENE.

"THIS COMPANY IS QUITE UNUSUAL IN MANY WAYS AND, TO CONTINUE TO ENRICH OUR SPECIAL CULTURE, WE CHOSE SOMEONE WHO LIVED OUR PHILOSOPHY FROM EARLY CHILDHOOD, AND IS A DISCIPLE OF THE 'STUFF' THAT MAKES US SO UNIQUE," MRS. KEENE CONTINUED.

"JOE HAS THAT RARE COMBINATION OF TRAITS THAT MAKES HIM ABLE TO GET RESULTS WHEN OTHERS CANNOT, WHILE BEING SENSITIVE TO THE 'SMALL THINGS' THAT MAKE PEOPLE FEEL THEY REALLY MATTER. I AM EXTREMELY PROUD OF THE MAN HE HAS DEVELOPED INTO AND HE HAS CERTAINLY EARNED THE RESPECT OF THOSE...WHO WILL NOW ADDRESS HIM AS OUR PRESIDENT," STATED NICK A. CAPORELLA, CHAIRMAN AND CHIEF EXECUTIVE OFFICER.

"RARE AND PRIVILEGED COME TO MIND IN DESCRIBING MY FEELINGS RELATIVE TO THE OPPORTUNITY TO 'WALK IN THE SHADOW' OF A MAN SO RESPECTED AND, YES...THAT HE IS ALSO MY FATHER...WELL, THAT IS THE ULTIMATE," STATED JOSEPH G. CAPORELLA, PRESIDENT. "I WORK TO ACCOMPLISH AND SATISFY MY DREAMS, BUT HONESTLY, I HAVE TO ADMIT THAT MY GREATEST JOY IS SEEING THAT 'SPARKLE' IN MY FATHER'S EYES..." CONCLUDED JOE CAPORELLA.

NATIONAL BEVERAGE PRODUCES SOFT DRINKS, BOTTLED WATERS, JUICES AND JUICE PRODUCTS AND IS HIGHLY RECOGNIZED FOR A LINE OF REFRESHING FLAVORS THROUGH ITS POPULAR BRANDS: SHASTA(R), FAYGO(R), RITZ(R), EVERFRESH(R), MR. PURE(R) AND LACROIX(R).

                    FUN & FLAVOR...THE NATIONAL BEVERAGE WAY